Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Halliburton Investor Relations
Geralyn DeBusk, President, or Hala
Elsherbini, COO
972-458-8000

Beacon Enterprise Solutions Signs $1.7M Agreement

LOUISVILLE, KY, December 14, 2010 — Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, today announces a new agreement has been executed with a global heavy-truck manufacturing firm worth approximately $1.7M over the 36-month term of the contract.

This new agreement represents an extension of a long-term client relationship that has not been part of the previously discussed Project Backlog.  As part of this engagement, Beacon has been contracted to maintain an application which was developed by Beacon that the client utilizes at its dealer locations throughout the United States and 44 other countries.  This application enables the client to use a shared platform for designing their respective customer-requested products.

“I am proud of our sales and managed services team for executing this new contract for Beacon,” stated Bruce Widener, CEO of Beacon.  “This contract is important as it generates a consistent revenue stream through the 36-month term of the agreement.  Our teams in the United States and India provide various managed service and support functions for this global client.  We look forward to working with this marquee client on this application as well as future projects as our relationship continues to evolve.”

Aggregate Future Value of Project Backlog

Aggregate Future Value of Project Backlog reflects the projected revenue impact of existing engagements over a one to four year period and is subject to change as work is completed and/or the scope of various engagements changes over time. This number includes the projected value of previously announced, multi-year ITS managed services engagements as well as short-term projects for which the Company has been engaged to provide ITS Engineering (IE), Service Delivery Management (SDM), ITS Contract Services (ICS) and/or ITS Construction Management (ICM).

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management.  Beacon is headquartered in Louisville, Kentucky, with a regional headquarters in Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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